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                                                                  Exhibit 4.21



                                AMENDMENT NO. 2
                                       TO
                      NOTE AND WARRANT PURCHASE AGREEMENTS

                THIS AMENDMENT NO. 2 TO NOTE AND WARRANT PURCHASE AGREEMENTS ("Amendment") is made and entered into as of March 16, 1995 by and among EDUCATION MANAGEMENT CORPORATION, a Pennsylvania corporation ("EMC"), THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY ("NML") and NATIONAL UNION FIRE INSURANCE COMPANY OF PITTSBURGH, PA ("AIG").

                                  WITNESSETH:

                WHEREAS, EMC and NML are parties to that certain Note and Warrant Purchase Agreement dated as of October 25, 1989 and EMC and AIG are parties to that certain Note and Warrant Purchase Agreement dated as of October 25, 1989, each as amended by Amendment No. 1 to Loan Documents; Assumption Agreement; and Partial Release dated April 30, 1991 (collectively, the "Agreements"); and

                WHEREAS, EMC has requested that NML and AIG amend certain provisions of the Agreements in connection with the amendment and restatement, as of the date hereof, of the Bank Credit Agreement (as defined in the Agreements); and

                WHEREAS, NML and AIG are willing to amend the Agreements subject to the terms and conditions of this Amendment.

                NOW, THEREFORE, in consideration of the mutual premises herein contained and other valuable consideration, the parties hereto, intending to be legally bound hereby, agree to amend the Agreements as follows:

                1. Amendments to Agreements.

        (a) Section 4.8 of each Agreement is hereby deleted in its entirely and replaced with the following:

                "4.8 Intercreditor Agreement. An Intercreditor Agreement, substantially in the form of Exhibit F, was executed and delivered as of October 25, 1989 among Pittsburgh National Bank (now known as PNC Bank, National Association), on its own behalf and as agent, and the Purchasers (as the same may be amended, modified or supplemented from time to time, the "Intercreditor Agreement")."


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        (b)  The reference to "section 9.12" in Section 7.1(k) of each Agreement is hereby replaced with "section 9.11."

        (c) Clause (a) of Section 8.1(c) of each Agreement is hereby deleted in its entirely and replaced with the following:

        "(a) the aggregate principal amount of all Indebtedness outstanding at any time under the Bank Credit Agreement and under any facility under which any other Funded Debt permitted by this subdivision (c) or subdivision (g) of this Section 8.1 is incurred or outstanding shall not exceed at any time $75,000,000 and"

        (d) Section 8.1(e) of each Agreement is hereby deleted in its entirety and replaced with the following:

             "(e) the Company and any Subsidiary may become and remain liable with respect to Funded Debt under Capital Leases or PMF Instruments, including Guarantees of obligations thereunder, permitted by the provisions of section 8.5(b);"

        (e) The reference to "$500,000" in Section 8.1(g) of each Agreement is hereby replaced with "$8,000,000."

        (f)  The references to "Management Stock Subscription Agreements" in
             Section 8.1(k) of each Agreement and in the last sentence of
             Section 8.1 of each Agreement are hereby replaced with "Management Repurchase Agreements."

        (g) Clause (i) of Section 8.3 of each Agreement is hereby deleted in its entirety and replaced with the following:

        "(i) any payment made in order to redeem, repurchase or otherwise acquire Common Stock from Management Stockholders in accordance with the terms of any Management Repurchase Agreement, the Stockholders Agreement or any management incentive stock option plan adopted by the Company after the Closing Date as long as (a) such payment is not otherwise prohibited by this Agreement and (b) the aggregate net purchase price of all such payments does not exceed, in any fiscal year beginning on and after July 1, 1994, the sum of (A) the applicable amount from among the following amounts: (1) $500,000, (2) the difference between (x) $1,000,000 in the earlier to occur of any fiscal year ended after July 1, 1996 or any fiscal year during which the Company's Consolidated Net Worth is greater than or equal to $50,000,000 minus (y) any dividends paid during such period and permitted pursuant to item (b) of clause
        (iii) of this Section 8.3 or (3) the difference between (x) $1,500,000 in any fiscal year during which the Company's Consolidated Net Worth is greater than or equal to $75,000,000 minus (y) and

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dividends paid during such period and permitted pursuant to item (b) of clause
(iii) of this Section 8.3 plus (B) the proceeds paid to the Company during such fiscal year pursuant to life insurance policies on its employees plus (C) the aggregate net proceeds paid to the Company upon the resale or reissuance of the treasury stock related to repurchased capital stock,"

(h) Clause (iii) of Section 8.3 of each Agreement is hereby deleted in its entirety and replaced with the following:

"(iii) the payment of dividends on (a) the Preferred Stock or the Class A Common Stock to the extent that in excess of 90% of said common stock dividend is used to repay the Term Loan and (b) any class of stock of the Company in an amount not to exceed the following: (A) the difference between
(1) $1,000,000 in the earlier to occur of (x) any fiscal year ended after July 1, 1996 or (y) any fiscal year during which the Company's Consolidated Net Worth is greater than or equal to $50,000,000 minus (2) any stock redemptions made during such period and permitted pursuant to clause (i) of this Section
8.3 or (B) the difference between (1) $1,500,000 in any fiscal year during which the Company's Consolidated Net Worth is greater than or equal to $75,000,000 minus (2) any stock redemptions made during such period and permitted pursuant to clause (i) of this Section 8.3,"

(i) Section 8.5(b) of each Agreement is hereby deleted in its entirety and replaced with the following:

        "(b) any Capital Lease or PMF Instrument unless in any fiscal year of the Company, immediately after giving effect to the incurrence of liability with respect to such Capital Lease or PMF Instrument in such fiscal year, the aggregate amount of all Capital Lease Obligations and PMF Instrument Obligations incurred (including Capital Lease Obligations and PMF Instrument Obligations covered by Guarantees incurred) by the Company and its Subsidiaries since the beginning of such fiscal year shall not exceed $5,250,000 (including Capital Lease Obligations incurred since the beginning of such fiscal year with respect to Capital Leases relating to assets which were sold and leased back by the Company and/or subsidiaries during such fiscal year)."

(j) Section 8.9(c) of each Agreement is hereby deleted in its entirety and replaced with the following:

        "(c) make and permit to remain outstanding Investments in Student Loans (including Guarantees related thereto) in unpaid principal amount not exceeding $7,500,000 in the aggregate owned by the Company and its Subsidiaries at any one time;"

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(k)  Section 8.9(g) of each Agreement is hereby deleted in its entirety and replaced with the following:

     "(g) make or permit to remain outstanding a loan in a principal amount not exceeding $36,200,000 to the ESOP as contemplated by section 5.1 of the Credit Agreement, dated as of October 25, 1989, among the Company, PNC and the banks party thereto."

(l) The reference to "section 6.16" in Section 8.15(a) of each Agreement is hereby replaced with "section 6.15."

(m) Clause (c) of Section 10.2(ii) of each Agreement is hereby deleted in its entirety and replaced with the following:

"(c) Indebtedness in respect of letters of credit and bankers' acceptances not exceeding $500,000 in aggregate amount at any time (exclusive of letters of credit issued by PNC pursuant to the Bank Credit Agreement or by some other financial institution pursuant to section 6.8a(vi) of the Bank Credit Agreement)."

(n) The definition of "Accredited Subsidiaries" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Accredited Subsidiaries: Those Subsidiaries which are accredited or approved, as applicable, by the Accrediting Commission of Career Schools and Colleges of Technology, the National Association of Trade and Technical Schools, the American Bar Association, the Southern Association of Colleges and Schools or any other similar Person which accredits, certifies or otherwise approves, secondary schools, post-secondary or career training schools."

(o) The definition of "Agent" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Agent: PNC, or any successor agent, in its capacity as agent for the Banks under the Bank Credit Agreement."

(p) The definition of "Bank Credit Agreement" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Bank Credit Agreement: The Amended and Restated Credit Agreement, dated as of March 16, 1995, among the Company, the Banks and the Agent, as the same may be amended, modified or supplemented from time to time in accordance with section 8.15."


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(q)  The definition of "Banks" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Banks: PNC, the other banks named in the Bank Credit Agreement and the assignees of PNC and such banks."

(r) The definition of "ESOP" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "ESOP: The Education Management Corporation Employee Stock Ownership Plan, established for the benefit of the Company employees as of January 1, 1989."

(s)  The definition of "Management Exchange and Repurchase Agreements" in
     Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Management Repurchase Agreements: Any of (i) the separate Exchange and Repurchase Agreements dated October 25, 1989 between certain of the Management Stockholders and the Company, (ii) the Exchange and Repurchase Agreement dated October 25, 1989 between Robert B. Knutson and the Company and (iii) the separate Subscription and Repurchase Agreements dated as of various dates between certain of the Management Stockholders and the Company, together with such amendment or modification of any of such documents permitted pursuant to section 6.16 of the Bank Credit Agreement.:

(t) The definition of "Management Stockholders" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Management Stockholders: The Persons who, from time to time, become Management Stockholders under the Stockholders Agreement."

(u) The definition of "Material Subsidiary" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

     "Material Subsidiary: Art Institute of Fort Lauderdale, Inc., Art Institute of Atlanta, Inc., Art Institute of Dallas, Inc., Art Institute of Houston, Inc., Art Institute of Philadelphia, Inc., Art Institute of Seattle, Inc., Colorado Institute of Art, NCG, Art-Photo Supply Corp., EMC Management Services, Inc., EMC Marketing & Advertising, Inc., The National Center for Paralegal Training, Inc. (Delaware), The National Center for Paralegal Training, Inc. (Illinois), The National Center for Paralegal Training, Inc., (New York), The National Center for Financial Services Training, Inc., The National Center for

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Educational Testing, Inc., NCPT, Inc. and Art Institutes International, Inc.
and any other Subsidiary which at any time in the future (a) becomes an Accredited Subsidiary, (b) has assets with a book value exceeding $50,000 in the aggregate or (c) has revenues of at least $100,000 in any fiscal year of the Company."

(v) The definition of "PNB" in Section 15.1 of each Agreement is hereby deleted in its entirety and replaced with the following:

        "PNC:   PNC Bank, National Association, a national banking association."

(w)     The following new definitions are hereby added to Section 15.1 of each
        Agreement:

        "Consolidated New Worth: As at any date of determination, on a consolidated basis, an amount equal to the stockholders' equity (without giving effect to any repurchases made or Indebtedness for Borrowed Money incurred in connection with satisfying the Company's Repurchase Obligations and excluding any non-cash extraordinary items or cumulative changes in accounting principles) in the Company and its Subsidiaries, determined in accordance with GAAP consistently applied.

        PMF Instrument: As applied to any Person, any instrument relating to the purchase-money financing of any property (whether real, personal or mixed).

        PMF Instrument Obligation: With respect to any PMF Instrument, the amount of the obligation of the purchaser thereunder which would, in accordance with GAAP, appear on a balance sheet of such purchaser in respect of such PMF Instrument.

        Repurchase Obligation: (i) an obligation of the Company, under applicable law and/or the ESOP, to repurchase shares from or otherwise compensate a beneficiary or participant employee of the ESOP in relation to the shares beneficially owned by such beneficiary or participant employee as a result of the death, disability, retirement or termination of employment of such person and (ii) any diversification requirement imposed by applicable law, relating to any participant employee."

        2. Consent to Amendment and Restatement of Bank Credit Agreement. NML and AIG hereby consent to (a) the execution and delivery by EMC of the Amended and Restated Credit Agreement dated as of March 16, 1995 among EMC, PNC Bank, National Association, as agent, and the banks party thereto

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                   and (b) the consummation of the transactions contemplated
                   thereby.

                3. Miscellaneous.

        (a) Except as expressly amended by this Amendment, the Agreements, and each and every representation, warranty, covenant, term and condition contained therein, are specifically ratified and confirmed.

        (b) Except for proper nouns and as otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Agreements.

        (c) This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

        (d) This Amendment may be executed in as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts. This Amendment shall become binding when EMC has delivered the items required pursuant to paragraph 3(e) below and when EMC, NML and AIG have executed and delivered at least one counterpart. All counterparts shall constitute one and the same instrument.

        (e) As a condition to the amendment of the Agreements pursuant to this Amendment, EMC shall provide to NML and AIG, contemporaneously with the execution hereof, the following:

            (i) an original of the Subsidiary Pledge Agreement dated as of March 16, 1995 by and among EMC Management Services, Inc., as pledgor ("EMCMS"), and NML and AIG, as pledgees, which agreement shall be in the form of Exhibit A hereto and shall have been executed on behalf of EMCMS;

            (ii) a signed favorable opinion of Eckert Seamans Cherin & Mellott, counsel to EMC, to the effect that this Amendment is a valid and binding obligation of EMC.

        (f) Within 30 days after the date hereof, EMC shall pay (i) the amount of $23,437.50 to NML as reimbursement in full for its fee and its costs and expenses incurred in connection with this Amendment; and
            (ii) the amount of $14,062.50 to AIG as reimbursement in full for its fee and its costs and expenses incurred in connection with this Amendment.

                  [remainder of page intentionally left blank]

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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date and year first above written.

                                    EDUCATION MANAGEMENT
                                    CORPORATION

                                    By:
                                        ---------------------------------------
                                    Title:
                                           ------------------------------------

                                    THE NORTHWESTERN MUTUAL LIFE
                                    INSURANCE COMPANY

                                    By:
                                        ---------------------------------------
                                    Title:
                                           ------------------------------------

                                    NATIONAL UNION FIRE INSURANCE
                                    COMPANY OF PITTSBURGH, PA

                                    By:
                                        ---------------------------------------
                                    Title:
                                           ------------------------------------
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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
First Amendment as of the day and year first above written.


                                     THE NORTHWESTERN MUTUAL LIFE
                                     INSURANCE COMPANY

                                     By: _____________________________________

                                     Title: __________________________________


                                     NATIONAL UNION FIRE INSURANCE
                                     COMPANY OF PITTSBURGH, PA


                                     By: _____________________________________

                                     Title: __________________________________


                                     PNC BANK, NATIONAL ASSOCIATION,
                                     individually and as Agent for and
                                     on behalf of the Banks


                                     By: _____________________________________

                                     Title: __________________________________